Exhibit 10.22

GENESIS FINANCIAL, INC.

LOAN AGREEMENT

This Loan Agreement (this "Agreement") is made and entered into this 13th day of November 2017 (“Effective Date”) by and among Genesis Financial, Inc., a Wyoming corporation (the "Company"), and the Person on the signature page hereto (the “Lender”). The Company and the Lender are hereinafter collectively referred to as the "parties" and each individually as a "party."

WHEREAS, on the terms and subject to the conditions set forth herein, the Company intends  to sell to Lender a promissory note bearing six (6%) percent interest per annum in the initial principal amount of Twenty Five Thousand and no/100 Dollars ($25,000.00) (the “Initial Principal Amount”), and thereafter such additional sums as is mutually agreed (together with the Initial Principal Amount, referred to as the "Aggregate Principal Amount", and each advanced sum referred to as a “Principal Amount”).  As an additional inducement to Lender, the Company will issue Lender one share of common stock of the Company, calculated on a post-reverse split basis, for each $2.50 of Aggregate Principal Amount, said shares to be issued on the Maturity Date (the “Bonus Shares”).  The Bonus Shares will not be registered with the Securities and Exchange Commission, and therefore will be restricted securities.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. General Definitions. As used in this Agreement, the following capitalized terms have the following meanings:

"Act" means the Securities Act of 1933, as amended.

"Business Day" means any day except a Saturday, a Sunday or a statutory holiday in the State of Delaware.

"Certificate of Incorporation" means the Certificate of Incorporation of the Company currently in effect as of the date hereof.

"Governmental Authority" means (a) any nation or government or any province or state or any other political sub-division thereof; (b) any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; (c) any court, tribunal or arbitrator; and (d) any self-regulatory organization.

"Person" means and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity (whether or not having separate legal personality) or a Governmental Authority.

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 2. Purchase and Sale of the Note.

(a) Issuance of the Note. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Lender, and the Lender agrees to purchase, a promissory note in the form of Exhibit A hereto (the "Note") in the principal amounts set forth, from time-to-time, on Schedule A hereto.

(b) Seniority of the Notes. The Note, when issued and delivered to the Lender, shall rank pari passu to each Note issued to other lenders and to all other present and future unsubordinated and unsecured senior indebtedness of the Company.

(c) Remittance by the Lender. The Lender shall remit the Initial Principal Amount by wire transfer in immediately available funds to Raymond James & Associates, Inc., on behalf of the Company.  The Initial Principal Amount will be remitted to the Company by Lender within five (5) Business Days of execution of this Agreement by the parties.

(d) Deliveries by the Company. Upon receipt of the Initial Principal Amount the Company shall deliver to the Lender a Note.

3. Representations and Warranties of the Company. The Company represents and warrants to the Lender as of the date hereof that:

(a) Due Incorporation, Qualification, etc. The Company is duly organized and validly existing in good standing as a corporation under the laws of the State of Wyoming. The Company has the full requisite corporate power and authority to own, lease and operate its properties and assets it currently owns, leases and operates, and to carry on its business as presently conducted.

(b) Authority. The execution, delivery and performance by the Company of each of this Agreement and the Note (collectively, the "Transaction Documents"), and the consummation of the transactions contemplated hereby and thereby (i) are within the corporate authority of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. Each Transaction Document executed by the Company has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(d) Non-Contravention. Except as stated in the Capital Stock Exchange Agreement with Epoint Payment Corp, Paragraph 2.2(c), 2.7(d), 2.16, 2.18 and subject to the consent of Epoint Payment Corp., the execution, delivery and performance of and compliance with the Transaction Documents by the Company do not and will not result in any violation of or conflict with the Certificate of Incorporation or the Company’s Bylaws, or result in a material breach of, or constitute a material default under any material agreement to which the Company or its properties or assets is or may be bound.

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(e)  Indebtedness to and from Affiliates,  This loan will survive the closing date of the Genesis Financial, Inc. Epoint Payment Corp. Capital Stock Exchange Agreement and is not intended to included within the loan obligations contemplated which will be discharged by the exchange of assets as payment for loan obligations.

(f) Approvals. Assuming the accuracy of the representations and warranties made by the Lender in Section 4 of this Agreement, no consent, approval, qualification, order or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the consummation of the transactions contemplated hereunder.

(g) Capitalization. As of the Effective Date, the authorized and issued share capital of the Company is as follows:

17,594,992 shares of common stock

All the outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth herein, there are (i) no outstanding warrants, options, convertible securities or rights to subscribe for or purchase any shares or other securities from the Company, and (ii) no obligations (contingent or otherwise) of the Company to purchase, redeem or otherwise acquire any shares or any interest therein or to pay any dividend or make any other distribution in respect thereof.

On September 8, 2017 the Company entered a Capital Stock Exchange Agreement to acquire EPOINT Payment Corp. (the “Exchange Agreement”).  Under the Exchange Agreement, the Company intends to acquire 100% of the outstanding capital stock of EPOINT.  EPOINT will become a wholly owned subsidiary of the Company.  The transaction will be structured as a tax-free reorganization and exempt from the registration or qualification under the Securities Act of 1933, as amended (the "Act").

Prior to closing, the Company will implement a reverse stock split of its issued and outstanding shares of its common stock, par value $0.001 per share (the "Company Common Stock") on a twenty shares for one share (20:1) basis.

In exchange for the sale and transfer of all of their capital holdings in EPOINT, the Company undertook to issue at closing to the EPOINT security holders 8,231,256 post-reverse split Company Common Stock.  The Company will also issue  Company Common Stock purchase warrants in exchange for the EPOINT outstanding common stock warrants. It is anticipated that post closing the former EPOINT security shareholders will hold approximately 80% of the issued and outstanding Company Common Stock. The exact number of shares and warrants may vary based on EPOINT's financing plans prior to the anticipated closing date.

(g) Litigation and Compliance. There is no action, suit or proceeding by any Person pending or threatened, against the Company or, to the best knowledge of the Company, against any of its directors or officers, except those, if determined adversely to the Company or any of its directors and executive officers, would not result in, individually or in the aggregate, a Material Adverse Effect (defined below).

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 (h) Existing Indebtedness. As of the Effective Date, and excluding this Agreement,  the Company has no more than $1,137,500 of outstanding indebtedness, obligations and other liabilities, whether absolute, accrued, contingent, fixed or otherwise.

4. Representations and Warranties of the Lender. The Lender represents and warrants to the Company, as of the date hereof, that:

(a) Authority. Such Lender has full legal power and authority to execute and deliver the Agreement. The execution, delivery and performance by such Lender of this Agreement, and the consummation of the transactions contemplated hereby and thereby (i) are within the power of such Lender and (ii) have been duly authorized by all necessary actions on the part of such Lender.

 (b) Approvals. Except for those that have been obtained and assuming the accuracy of the representations and warranties made by the Company in Section 3 of this Agreement, no consent, approval, qualification, order or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of the Lender is required in connection with the valid execution and delivery of this Agreement, or the consummation of the transactions contemplated hereunder.

(c) Enforceability. This Agreement constitutes a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(d) Investment Intent; Capacity to Protect Interests. The Lender is purchasing the Note solely for its own account for investment and not with a view to or for sale in connection with any distribution of the Note or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Note or any portion thereof in any transaction. The Lender also represents that the entire legal and beneficial interest of the Note is being purchased, and will be held, for the Lender’s account only, and neither in whole or in part for any other Person.

(e) Securities Matters. The Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act and as reflected on the accredited investor questionnaire accompanying this Agreement. The Lender has (i) such knowledge and experience in financial and business matters to render it capable of independently evaluating the risks and merits of purchasing the Note; (ii) independently evaluated the risks and merits of purchasing the Note and has independently determined that the Note is a suitable investment for it; and (iii) sufficient financial resources to bear the loss of its entire investment in such Note. The Lender is not purchasing the Note as a result of any advertisement, article, notice, or other communication regarding the Note published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Note being purchased by the Lender hereunder for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. The Lender understands that the Note has not been registered under the Act by reason of its issuance in a transaction

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exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4 (a) (2) thereof and the provisions of Rule 506(b) of Regulation D promulgated thereunder, and under the securities laws of applicable states and agrees to deliver to the Company, if requested by the Company, an investment letter in customary form. Lender acknowledges that the Note must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Lender acknowledges that the Company is neither obligated, nor has the present intention, to register the Note for resale pursuant to a registration statement filed with the SEC. Each of the Lenders is aware of the provisions of Rule 144 promulgated under the Act (“Rule 144”) which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.  The Company does not currently comply with the informational requirements of Rule 144 and may not so comply in the future.

(f) No Public Market. The Lender understands that no public market now exists for the Note, and that the Company has made no assurances that there will ever be a public market for the Note.

5. Negative Covenants. So long as the Note remains outstanding, the Company shall not, without the prior written consent of the Lenders:

(a) Dividends. Pay any dividends or purchase, redeem or otherwise acquire or make any distribution with respect to any class of capital stock of the Company.

(b) Loans/Investments. Make any loans or investments in excess of $10 million, except accounts receivables, temporary advances to cover incidental expenses or otherwise in the ordinary course of business.

6. Affirmative Covenants.

(a) Notice of Litigation. So long as the Note remains outstanding, the Company shall provide to the Lender promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority against Company that has an amount in controversy that exceeds $100,000.

(b) Notice of Events of Defaults. So long as the Note remains outstanding, the Company shall provide to the Lender, as soon as possible and, in any event, within seven (7) Business Days after the occurrence thereof, with written notice of each event which either (i) is an Event of Default (as defined in the Note), or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by the Company with respect thereto.

(c) Use of proceeds. The Company agrees and undertakes that proceeds from the issuance of the Note shall be used for the following purposes:

•

Investment banking retainer; and

•

Sales, General, Administration Expenses and Professional Fees.

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7. Replacement of the Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, the Company, at the expense of the Lender requesting such replacement, will execute and deliver a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of issuance of such Note.

8. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Lender.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to the principles of conflicts of law thereof.

(c) Arbitration.

(i)

If any dispute between the parties arising under or relating to this Agreement cannot reasonably be resolved by the Parties through mutual negotiation, the Parties agree that the claim or dispute will be resolved by arbitration as set forth in this section.

(ii)

If the dispute or claim cannot be resolved through mutual negotiation, the Parties agree that the matter will then be submitted to and decided by arbitration to be conducted in Las Vegas, Nevada. The arbitration shall be conducted by the American Arbitration Association (“AAA”) in accordance with the then-existing Commercial Arbitration Rules and Mediation Procedures (“Commercial Rules).  Either Party may contact the AAA to seek mediation.  The AAA shall select a single mediator. Each Party shall bear its own expenses and attorneys’ fee incurred in connection with these dispute resolution procedures and will share equally the fees and expenses of the mediator or arbitrator, regardless of the outcome of the mediation or arbitration. The arbitration shall be conducted with 30 days after the first of either party contacts the AAA to request arbitration.  The arbitrator’s decision shall be made within 14 days after the arbitration.   There is no appeal for the arbitrator’s decision or award.  If the arbitrator determines a party has acted in bad faith, he/she shall be authorized to award costs and fees.

(iii)

Should a Party not participate in arbitration, the non-participating party shall have a default award for the amount in dispute entered against it, plus costs of the participating party’s fees and expenses for the arbitration proceeding. This agreement to arbitrate waives any right to trial by jury.  There shall be no appeal.

(d) Successors and Assigns. Subject to the restrictions on transfer described in the Note, the rights and obligations of the Company and the Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Entire Agreement. This Agreement together with the Note and constitute and contain the entire agreement between the Company and the Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the

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parties, whether written or oral, respecting the subject matter hereof; provide, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

(f) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows:

If to the Lender at address noted on signature page.

John R. Coghlan

Coghlan Family Corporation

3773 W. Fifth Ave, Ste. 301

Post Falls, ID 83854

If to the Company:

Genesis Financial, Inc.

Attn.: CEO

3773 West Fifth Avenue, Suite 301

Post Falls, ID 83854

All such notices and communications shall be effective (a) when sent by any overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

(g) Expenses. Each party shall bear its own expenses.

(h) Severability of this Agreement. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

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COMPANY:

GENESIS FINANCIAL, INC.

By: s/s Roy Rose

Roy Rose

Chief Executive Officer

LENDER:

Principal Amount USD

Coghlan Family Corporation

$25,000.00

BY:/s/ John R. Coghlan

TITLE: President

Address:

3773 W. Fifth Ave., #311

Post Falls, ID 83854

Email: ___________________

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EXHIBIT A

FORM OF NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

GENESIS FINANCIAL, INC.

PROMISSORY NOTE

$25,000.00	November 13, 2017

FOR VALUE RECEIVED, GENESIS FINANCIAL, INC., a Wyoming corporation (the "Company") promises to pay to Coghlan Family Corporation, a Washington corporation (the "Lender"), or its registered assigns, in lawful money of the United States of America the principal amount of Twenty Five Thousand and no/100 Dollars ($25,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Promissory Note (this "Note") on the unpaid principal balance at a rate equal to Six Percent (6.0%) per annum (subject to certain terms and conditions), computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal together with accrued interest shall be due and payable on May 15, 2018 (the "Maturity Date").  As an additional inducement to Lender, the Company will issue Lender one share of common stock of the Company, calculated on a post-reverse split basis, for each $2.50 of Aggregate Principal Amount, said shares to be issued on the Maturity Date.

This Note has been entered into pursuant to the terms of a Loan Agreement between the Company and the Lender, dated November 13, 2017 (”Agreement”).

The following is a statement of the rights of the Lenders and the conditions to which this Note is subject, and to which the Lender, by the acceptance of this Note, agrees:

1. Rank. This Note shall rank pari passu to all other present and future unsubordinated and unsecured indebtedness of the Company.

2.  Maturity. Except as otherwise provided, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the Maturity Date.

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3. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note and the Agreement:

(a) Failure to Pay. The Company shall fail to pay (i) when due, any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) Business Days of the Company's receipt of written notice to the Company of such failure to pay;

(b) Breaches of Covenants. The Company shall fail to observe or perform in any material respect any covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 3(a) above) and such failure shall continue for ten (10) Business Days after the Company's receipt of written notice by the Lender of such failure;

(c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Lender in writing in connection with this Note or the Agreement, or as an inducement to the Lender to enter into this Note and the Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(d) Other Payment Obligations. Defaults shall exist under any financing agreements of the Company with any third party or parties which consists of the failure to pay any indebtedness for borrowed money at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money of the Company, in each case, in an aggregate amount in excess of $100,000.00;

(e) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

(f) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement;

(g) Judgments. A final non-appealable judgment, verdict or government order from any Governmental Authority for the payment of money in excess of $500,000.00 shall be rendered against the Company and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed.

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4. Rights of the Lender upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 3(e) or 3(f)) and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Agreement to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 3(e) and 3(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Lender may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

5.

Definitions. As used in this Note, the following capitalized terms have the following meanings:

"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. "Control", "Controlled", "Controlling" or "under common Control with" with respect to any Person means having the ability to direct the management and affairs of such Person, whether through the ownership of voting securities, by contract or otherwise, and such ability shall be deemed to exist when any Person holds a majority of the outstanding voting securities of such Person.

 “Lender" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

"Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Lender of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the Agreement, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due.

6. Miscellaneous.

(a) Successors and Assigns; Transfer of this Note.

(i) Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and the Lender shall be binding upon and benefit their respective successors, assigns, heirs, administrators and transferees.

(ii) Either party may freely assign this Note and the rights, interests and obligations hereunder to its Affiliate. A party shall not assign, transfer, sell or otherwise dispose of the Note to non-Affiliates without the other party’s prior written consent.

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 (b) Waiver and Amendment. Any provision of this Note may be amended or modified upon the written consent of the Company and the Lender. Any waiver of any provision of this Note must be in a written form duly executed by the Company or the Lender against whom such waiver is to be enforced.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Agreement, or at such other address or facsimile number as the Company shall have furnished to the Lender in writing. All such notices and communications will be deemed effectively given if delivered in the manner as set forth in the Agreement.

(d) Payment. Payment shall be made in lawful tender of the United States.

(e) Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus Three Percent (3%). In the event any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(f) Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(g) Governing Law& Arbitration. The terms and conditions of governing law and arbitration of the Agreement shall apply to this Note.

(h) Limited Recourse No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

GENESIS FINANCIAL, INC.

BY: /s/ Roy Rose

       Roy Rose, CEO

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